SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): September 8, 2000

                          CHURCHILL DOWNS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Kentucky                   0-1469              61-0156015
(State or other jurisdiction      (Commission           (IRS Employer
    of incorporation or           File Number)        Identification No.)
       organization)

                    700 Central Avenue, Louisville, KY 40208
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (502) 636-4400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          A.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               Churchill Downs Incorporated hereby incorporates herein has included by reference pages F-2 through F-12 of the Proxy Statement for a Special Meeting of Shareholders of Churchill Downs Incorporated dated September 8, 2000.

                             ARLINGTON INTERNATIONAL

                        CONDENSED COMBINED BALANCE SHEETS

                    As of June 30, 2000 and December 31, 1999

                (Dollars in thousands, except per share amounts)



                           ASSETS                      June 30,     December 31,
                                                         2000           1999
                                                     -----------    ------------

                                                     (Unaudited)
Current assets
   Cash                                                $  4,289       $  1,534
   Receivables, net of $95 and $124 allowance
      for doubtful accounts                               6,712            840
   Inventories                                              114             84
   Prepaid expenses                                         351             71
                                                       ---------      ---------
                Total current assets                     11,466          2,529

Racing facilities and equipment
   Land                                                  25,307         26,054
   Buildings and improvements                           130,848        128,568
   Equipment                                             17,964         17,420
   Furniture and fixtures                                43,852         41,985
   Construction in process                                  -              855
                                                       ---------      ---------
                                                        217,971        214,882

   Less-accumulated depreciation                       (124,637)      (121,964)
                                                       ---------      ---------
                Racing facilities and equipment, net     93,334         92,918
                                                       ---------      ---------

Advances to associated entities                             -           25,800
Other assets                                              1,227          1,418
                                                       ---------      ---------

Total assets                                           $106,027       $122,665
                                                       =========      =========





   The accompanying notes are an integral part of these financial statements.

                             ARLINGTON INTERNATIONAL

                        CONDENSED COMBINED BALANCE SHEETS

                    As of June 30, 2000 and December 31, 1999

                (Dollars in thousands, except per share amounts)




     LIABILITIES AND SHAREHOLDERS' INVESTMENT          June 30,     December 31,
                                                         2000           1999
                                                      -----------   ------------

                                                      (Unaudited)
Current liabilities
   Accounts payable                                    $  9,834       $  5,628
   Accrued real estate taxes                              4,570          3,706
   Other accrued expenses                                13,165          4,743
                                                       ---------      ---------
                Total current liabilities                27,569         14,077

Advances from associated entities                            67         52,202

Shareholders' investment
   Common stock, $1 par value; 2,000 shares authorized,
      issued and outstanding                                  2              2
   Paid-in capital                                      191,576         96,109
   Retained deficit                                    (113,187)       (39,725)
                                                       ---------      ---------
               Total shareholders' investment            78,391         56,386
                                                       ---------      ---------
Total liabilities and shareholders' investment         $106,027       $122,665
                                                       =========      =========



   The accompanying notes are an integral part of these financial statements.

                             ARLINGTON INTERNATIONAL

                   CONDENSED COMBINED STATEMENTS OF OPERATIONS

             For the three-month and six-month periods ended June 30

                             (Dollars in thousands)

                                   (Unaudited)




                                     Three Month Period       Six Month Period
                                       2000       1999        2000       1999
                                     -------------------     -------------------
Total revenues                       $ 29,986    $ 5,787     $36,367   $ 11,015

Direct operating expenses              20,245      2,749      22,936      5,127
                                     ---------  ---------    --------  ---------
          Gross profit                  9,741      3,038      13,431      5,888

General operating expenses              5,921      3,544      10,412      6,957
General administrative expenses         3,900      2,006       6,241      4,270
                                     ---------  ---------    --------  ---------
          Operating loss                  (80)    (2,512)     (3,222)    (5,339)
                                     ---------  ---------    --------  ---------

Other income (expense)                     40         46          64         45
                                     ---------  ---------    --------  ---------
          Loss before income tax benefit  (40)    (2,466)     (3,158)    (5,294)

Income tax benefit                        -          -           -          -
                                     ---------  ---------    --------  ---------
Net Loss                             $    (40)  $ (2,466)    $(3,158)  $ (5,294)
                                     =========  =========    ========  =========



   The accompanying notes are an integral part of these financial statements.

                             ARLINGTON INTERNATIONAL

                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                        For the six months ended June 30

                             (Dollars in thousands)

                                   (Unaudited)



                                                         2000           1999
Cash flows from operating activities
   Net loss                                            $ (3,158)      $ (5,294)
   Adjustments to net income (loss):
      Depreciation and amortization                       2,673          2,180
      Changes in assets and liabilities:
         Receivables                                     (5,872)         1,561
         Inventories                                        (30)            (7)
         Prepaid expenses and other assets                  (89)           (15)
         Current liabilities                             13,492         (1,550)
                                                       ---------      ---------
             Net cash provided by (used in)
                 Operating activities                     7,016         (3,125)

Cash flows from investing activities
   Capital expenditures                                  (3,089)           (76)

Cash flows from financing activities
   Changes in advances with associated entities, net    (26,335)         2,946
   Capital contribution                                  25,163              -
                                                       ---------      ---------
             Net cash (used in) provided by financing
                    activities                           (1,172)         2,946
                                                       ---------      ---------

Net increase (decrease) in cash and cash equivalents      2,755           (255)
Cash and cash equivalents, beginning of period            1,534          1,360
                                                       ---------      ---------
Cash and cash equivalents, end of period               $  4,289       $  1,105
                                                       =========      =========





   The accompanying notes are an integral part of these financial statements.

                             ARLINGTON INTERNATIONAL

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

               June 30, 2000, December 31, 1999, and June 30, 1999

                             (Dollars in thousands)

                                   (Unaudited)



1.   SUMMARY OF ACCOUNTING POLICIES

     This unaudited financial data has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and disclosures normally included in financial statements and footnotes prepared in accordance with generally accepted accounting principles have been condensed or omitted. Arlington International believes that the disclosures in these statements are adequate to make the information presented not misleading. These financial statements should be read in conjunction with, and have been prepared in conformity with the accounting principles reflected in the combined financial statements and related notes of Arlington International. These interim results include, in the opinion of Arlington International, all normal and recurring adjustments necessary to present fairly the results of operations for the quarters ended June 30, 2000 and 1999. The 2000 interim results are not necessarily indicative of the results that may be expected for the remainder of the year.

     Corporate Organization and Business Description

     The combined financial statements of Arlington International include the accounts of Arlington International Racecourse, Inc. and its wholly owned corporate subsidiaries (AIRI) and Arlington Management Services Inc. and subsidiary (AMSI) and Turf Club of Illinois, Inc. (TCI). All entities operate within the horseracing segment of the gaming industry.

     AIRI conducts thoroughbred racing meets and operates inter-track and off-track wagering facilities in Illinois. AIRI is a wholly owned subsidiary of Duchossois Industries, Inc. (DII). Arlington OTB Corporation, a wholly owned subsidiary of AIRI, operates off-track wagering at a
     facility   in   Chicago,   Illinois  and    Waukegan,  Illinois,  under  a
     concessionaire's agreement with AIRI.

     AMSI, a wholly owned subsidiary of DII, is the parent of a wholly owned subsidiary, Quad City Downs,Inc. (QCD). QCD owns a racetrack facility and grandstand in East Moline, Illinois, but has not conducted live racing since 1993. QCD operates inter-track wagering in East Moline, Illinois, in conjunction with an off-track wagering facility in Rockford, Illinois.

     TCI, a wholly owned subsidiary of DII, owns certain real property located in Arlington Heights, Illinois that it leases to AIRI.

     Arlington International has applied for and has received dates to host 103 days of thoroughbred racing in 2000 from May to September. For the three-month and six-month periods ended June 30, 2000, Arlington International had completed 35 days of live racing. Arlington International did not conduct thoroughbred racing in 1999.

     Principles of Consolidation

     All  significant   intercompany   transactions   have  been  eliminated  in
     consolidation.

     Use of Estimates

     The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires the use of certain estimates by management in determining the entity's assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

     Racing Facilities and Equipment

     Racing facilities and equipment are stated at cost. Depreciation and amortization are computed using straight-line and accelerated methods over the estimated useful lives of 5 to 40 years for buildings and leasehold improvements and 5 to 18 years for equipment.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the review indicates that the estimated future discounted cash flows associated with an asset is less than the asset's carrying amount, the asset is written down to fair value.

     Comprehensive Income

     As comprehensive income equals net income for each period presented, Arlington International does not disclose comprehensive income separately in the financial statements.

     Revenues

     Revenues are primarily generated from commissions on pari-mutuel wagering at the racetrack and OTBs. In pari-mutuel wagering, all wagers are placed in a common pool. The pari-mutuel operator retains as revenue a pre-determined percentage of the total amount wagered, and the balance is distributed to the winning patrons. Pari-mutuel commissions and simulcast revenues recorded equal total revenues realized from pari-mutuel wagering and simulcast fees less pari-mutuel taxes.

     Other sources of revenue include admissions, parking and concession revenues, which are recognized at the point of sale. The related costs associated with these activities are included in direct operating expenses.

2.   RECOVERY OF ASSETS

     In May 1995, the Illinois General Assembly amended the Illinois Racing Act to implement full card simulcasting and change the revenue structure for racing. These changes, along with increasing competition outside of racing, had an unfavorable impact on the Company's net results. In September 1997, Arlington International announced its suspension of live racing effective in 1998 by withdrawing its application for 1998 thoroughbred racing dates.

     In 1999, the Illinois Racing Act was amended. Provisions within the amended legislation have favorably altered the economies of racing in Illinois and, as a result, management decided to apply for and received dates to host thoroughbred racing in 2000. Arlington International is also planning to continue conducting intertrack wagering at its facilities, as permitted by the Illinois Racing Act.

     Management has concluded that its net investment in racing facilities and equipment is realizable as of June 30, 2000.


3.   LEGAL PROCEEDINGS

     From time to time, Arlington International is subject to claims and administrative proceedings, including environmental-related matters, resulting from the conduct of its business. These matters are brought on behalf of both private persons and governmental agencies. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position or results of operations of Arlington International.

4.   SUBSEQUENT EVENT

     On June 23, 2000, Churchill Downs Incorporated ("Churchill Downs") and DII signed a definitive agreement whereby AIRI, AMSI and Turf Club of Illinois Inc.(TCI) would merge with subsidiaries of Churchill Downs. Under the terms of the agreement, Churchill Downs would issue 3.15 million shares of its common stock upon closing to DII. The agreement also specifies the issuance of up to an additional 1.25 million shares of Churchill Downs stock to DII depending on certain developments and conditions over a future period. DII has entered into a stockholder agreement that would provide for restrictions on the voting and transfer of the shares of Churchill Downs common stock received in the merger. On September 8, 2000, Churchill Downs shareholders approved the transaction at a special meeting and the transaction was completed on September 8, 2000.

5.   RESTRUCTURING

     In conjunction with the transaction with Churchill Downs, DII received certain assets and forgave intercompany debt with Arlington International and changed its ownership relationship with TCI. As a result, Arlington
     International  recorded   dividends  to  DII  of  $66,709  and  capital
     contributions of $25,163.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          B.   PRO FORMA FINANCIAL INFORMATION

                          CHURCHILL DOWNS INCORPORATED
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma condensed balance sheet was derived from our unaudited consolidated balance sheet and the unaudited balance sheets of Arlington International Racecourse, Inc. and subsidiaries ("Arlington International") as of June 30, 2000. The unaudited pro forma condensed statement of earnings for the six-month period ended June 30, 2000 was derived from our unaudited consolidated statement of earnings and the unaudited statement of operations of Arlington International for the six-month period ended June 30, 2000. The unaudited pro forma condensed statement of earnings for the year ended December 31, 1999 was derived from our audited consolidated statement of earnings for the year ended December 31, 1999, the audited statement of operations of Arlington International for the year ended December 31, 1999, the unaudited statements of earnings of Calder Race Course, Inc. ("Calder") and Tropical Park, Inc. ("Tropical") (which together comprise Calder Race Course) for the period from January 1, 1999 through April 23, 1999 and the unaudited statement of earnings of Hollywood Park Race Track and Casino ("Hollywood Park") for the period from January 1, 1999 through September 10, 1999. The unaudited pro forma financial statements reflect the pro forma effects of the Arlington International, Calder Race Course, and Hollywood Park transactions, the new credit agreement entered into during 1999 and the July 1999 stock offering as if they had occurred on January 1, 1999 for the statements of earnings. The unaudited pro forma financial statements reflect the acquisition of Arlington International as of June 30, 2000. The statements do not purport to represent what our results of operations or financial position actually would have been if the transactions, the new credit agreement and the offering had occurred on or as of such dates and are not necessarily indicative of future operating results or financial position, given that Arlington International has not offered live racing during this period. It is anticipated that the ongoing operating results for Arlington International will differ significantly from its results included in the unaudited pro forma consolidated financial statements, given the recent legislative changes and Arlington International's return to live racing. The unaudited pro forma condensed consolidated financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of Churchill Downs Incorporated, including notes thereto, included in its report on Form 10-K for the year ended December 31, 1999, and its unaudited interim financial statements including notes thereto, included in its report of Form 10-Q for the quarterly period ended June 30, 2000, the financial statements including notes thereto of Calder Race Course and Hollywood Park included in our Form 8K/A dated June 18, 1999 and Form S-3/A dated July 15, 1999, respectively, and the audited annual financial statements of Arlington International for the year ended Dcember 31, 1999 incorporated by reference in this form 8-K/A and unaudited interim financial statements of Arlington International and the notes thereto included in this Form 8K/A.

The Arlington International, Calder Race Course and Hollywood Park transactions have been accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. The pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price to Arlington International's assets and liabilities and are subject to revision once appraisals, evaluations and other studies of the fair value of the assets acquired and liabilities assumed are completed. Actual purchase accounting adjustments related to the transactions may differ from the pro forma adjustments presented herein.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 2000
                                 (in thousands)



                                                                       Pro Forma
                                            Historical    Historical  Adjustments      Pro Forma
                                            Churchill     Arlington       and          Churchill
                                              Downs     International Eliminations(1)   Downs
                                            ----------  ------------- --------------- ---------
Assets
Current assets:
    Cash and cash equivalents                $ 21,931      $  4,289                   $ 26,220
    Restricted cash                            30,438           -                       30,438
    Accounts receivable                        23,032         6,712                     29,744
    Other current assets                        3,741           465                      4,206
                                             ---------     ---------  ---------       ---------
         Total current assets                  79,142        11,466        -            90,608

    Other assets                                6,988         1,227   $   (136)(2)       8,079
    Property, plant and equipment, net        276,341        93,334    (28,713)(2)     340,962
    Intangibles, net of amortization           61,216           -        3,776 (2)      64,992
                                             ---------     ---------  ---------       ---------
         Total assets                        $423,687      $106,027   $(25,073)       $504,641
                                             =========     =========  =========       =========
Liabilities and Shareholders' Equity
Current liabilites:
    Accounts payable                         $ 33,979      $  9,834                   $ 43,813
    Accrued liabilities                        38,833        17,735   $  2,095 (3)      58,663
    Income taxes payable                        5,990                                    5,990
    Deferred revenue                            2,334           -                        2,334
    Long-term debt, current portion             2,904           -                        2,904
                                             ---------     ---------  ---------       ---------
         Total current liabilities             84,040        27,569      2,095         113,704

Long term liabilites:
    Long-term debt, due after one year        166,658           -                      166,658
    Advances from associated entities                            67        (67)(4)         -
    Other liabilities                           9,737           -                        9,737
    Deferred income taxes                      15,569           -                       15,569
                                             ---------     ---------  ---------       ---------
         Total liabilities                    276,004        27,636      2,028         305,668
                                             ---------     ---------  ---------       ---------
Shareholders' equity:
    Common stock                               71,634             2         (2)(4)
                                                                        51,290 (5)     122,924
    Retained earnings (accumulated deficit)    76,172      (113,187)   113,187 (4)      76,172
    Additional paid-in-capital                    -         191,576   (191,576)(4)         -
    Deferred compensation costs                   (58)                                     (58)
    Notes receivable for common stock             (65)                                     (65)
                                             ---------     ---------  ---------       ---------
       Total shareholders' equity             147,683        78,391    (27,101)        198,973
                                             ---------     ---------  ---------       ---------
         Total liabilities and
         shareholders' equity                $423,687      $106,027   $(25,073)       $504,641
                                             =========     =========  =========       =========

(1) Adjustments give pro forma effect to the Arlington International transaction as if this transaction had occurred on June 30, 2000.

(2) To record the revaluation of acquired intangibles assets, other assets and plant and equipment of Arlington International to its estimated fair value reduced proportionately to reflect the estimated purchase price for the transaction because the amount of the estimated purchase price for the transaction is less than the estimated fair value of the long term assets.

(3)  To accrue costs related to the transaction.

(4) To eliminate the historical equity accounts of Arlington International and to eliminate assets/liabilities that were not assumed by Churchill Downs in the transaction.

(5) To record the issuance of 3,150,000 shares of Churchill Downs common stock at an estimated fair value of $16.28 per share, which includes a 30% discount due to the restrictions imposed on the holder of common stock by the terms of the Stockholder's Agreement.

        Unaudited Pro Forma Condensed Consolidated Statement of Earnings
                  For the Six-Month Period ended June 30, 2000
                      (in thousands, except per share data)

                                            (1)
                             Historical  Historical
                              Churchill   Arlington      Pro Forma    Pro Forma
                                Downs   International  Adjustments(1)  Combined
                             ---------- -------------  -------------- ---------

Net revenues                   $157,583   $ 36,367                    $193,950
Operating expenses              120,672     33,348        $(1,578)(2)
                                                              138 (3)  152,580
                               ---------  ---------       --------     --------
     Gross profit (loss)         36,911      3,019          1,440       41,370

Selling, general and
administrative expenses          12,963      6,241             12 (4)
                                                             (474)(5)   18,742
                               ---------  ---------       --------     --------

     Operating income (loss)     23,948     (3,222)         1,902       22,628

Other income (expense):
  Interest income                   506                                    506
  Interest expense               (7,671)                     (220)(6)   (7,891)
  Miscellaneous income             (416)        64                        (352)
                               ---------  ---------       --------     --------
                                 (7,581)        64           (220)      (7,737)
                               ---------  ---------       --------     --------

Earnings (loss) before income
tax provision (benefit)          16,367     (3,158)         1,682       14,891

Federal and state income tax
provision (benefit)               6,792                      (613)(7)    6,179
                               ---------  ---------       --------     --------

Net earnings                   $  9,575   $(3,158)        $ 2,295      $ 8,712
                               =========  =========       ========     ========

  Earnings per common share:
     Basic                     $   0.97                                $  0.67
     Diluted                   $   0.97                                $  0.67

  Weighted average shares outstanding
     Basic                        9,854                     3,150 (8)   13,004
     Diluted                      9,908                     3,150 (8)   13,058

(1) Adjustments   necessary   to  give  pro forma  effect  to   the   Arlington
    International transaction as if it had occurred on January 1, 1999. Historical Arlington International statement of operations information is based on the unaudited financial statements for the period from January 1, 2000 through June 30, 2000.

(2) To record the estimated decrease in depreciation expense as a result of the revaluation of the acquired Arlington International property, plant and equipment to its estimated fair value and useful lives.

(3) To record rental expense related to the lease by Churchill Downs of certain Arlington International property from Duchossois Industries, Inc., under the terms of the transaction.

(4) To record amortization over 20 years of trademarks recorded at their estimated fair value.

(5) To eliminate the management fee paid to Duchossois Industries, Inc. that will not be paid to Churchill Downs.

(6) To record the incremental .25% increase of the interest rate on the Company's line of credit due to the pro forma effect of the purchase of Arlington International in accordance with provisions of the credit agreement.

(7) To adjust the historical Arlington International tax benefit to record the income tax effect of the pro forma adjustments to our estimated effective federal and state income tax rate of 41.5%.

(8) To record the issuance of 3,150,000 shares of Churchill Downs common stock to be issued to the shareholder of Arlington International under the terms of the transaction.

        Unaudited Pro Forma Condensed Consolidated Statement of Earnings
                      For the year ended December 31, 1999
                      (in thousands, except per share data)


                                                 Unaudited                          (1)
                              Historical     Historical  Calder       (1)        Unaudited       (1)
                               Churchill       Race Course(1)      Pro Forma     Historical   Pro Forma
                                 Downs       Calder    Tropical   Adjustments    Hollywood    Adjustments
                              ----------     ------------------   -----------    ----------   -----------
Net revenues                   $ 258,427    $  2,394   $  1,181                   $  85,853   $ (40,261)(12)
                                                                                                 25,577 (13)
                                                                                                  2,083 (14)
Operating expenses
   Purses                         97,585                    499                                  25,577 (13)
   Other direct expenses         109,783       2,911        569           65 (4)     66,968      (1,595)(15)
                                                                         377 (5)                   (653)(16)
                                                                         115 (6)                (31,861)(12)
                               ----------   ---------  ---------  -----------     ----------  ----------
                                 207,368       2,911      1,068          557         66,968      (8,532)
                               ----------   ---------  ---------  -----------     ----------  ----------

      Gross profit (loss)         51,059        (517)       113         (557)        18,885      (4,069)

Selling, general and
administrative expenses           18,546         685        212          -            5,141      (2,542)(12)
                               ----------   ---------  ---------  -----------     ----------  ----------
   Operating income (loss)        32,513      (1,202)       (99)        (557)        13,744      (1,527)

Other income (expense):
   Interest income                   847          33         79
   Interest expense               (7,839)       (446)      (325)      (1,418)(7)                 (7,823)(17)
   Rental income                     -           191         13         (115)(6)        -
   Miscellaneous income              334         -          -
                               ----------   ---------  ---------  -----------     ----------  ----------

Earnings (loss) before income
  tax provision (benefit)         25,855      (1,424)      (332)      (2,090)        13,744      (9,350)
                               ----------   ---------  ---------   ----------     ----------  ----------

Federal and state income          10,879         -          -         (1,616)(8)                  1,846 (18)
 tax provision

Net earnings                   $  14,976    $ (1,424)  $   (332)  $     (474)     $  13,744   $ (11,196)
                               ==========   =========   ========  ===========     ==========  ==========

Earnings per common share:
   Basic                       $    1.74
   Diluted                     $    1.72
Weighted average shares
outstanding:
   Basic                           8,598
   Diluted                         8,718




                                 (2)           (3)
                                Stock       Historical              (3)
                               Offering     Arlington           Pro Forma      Pro Forma
                              Adjustments  Internatinal         Adjustments      Combined

                              -----------   ----------         ------------     ---------
Net revenues                                 $ 22,030

                                                                                $  357,284
Operating expenses
   Purses                                                                          123,661
   Other direct expenses                       24,293             (3,189)(19)
                                                                     250 (20)
                                                                                   168,033
                               ---------     ---------         ----------       -----------
                                     -         24,293             (2,939)          291,694
                               ---------     ---------         ----------       -----------

      Gross profit (loss)            -         (2,263)             2,939            65,590

Selling, general and
administrative expenses              -         11,174                 25 (21)
                                                                    (948)(22)       32,293
                               ---------     ---------         ----------       -----------
   Operating income (loss)           -        (13,437)             3,862            33,297

Other income (expense):
   Interest income                                                                     959
   Interest expense            $   8,229 (9)                        (353)(23)       (9,975)
   Rental income                                                                        89
   Miscellaneous income                                                                334
                               ---------     ---------         ----------       -----------

Earnings (loss) before income
  tax provision (benefit)          8,229      (13,437)             3,509            24,704
                               ---------     ---------        -----------       -----------

Federal and state income           3,456 (10)      (8)            (4,169)(24)       10,388
 tax provision

Net earnings                   $   4,773     $(13,429)         $   7,678        $   14,316
                               =========     =========         ==========       ===========

Earnings per common share:
   Basic                                                                        $     1.10
   Diluted                                                                      $     1.09
Weighted average shares
outstanding:
   Basic                             1,235 (11)                    3,150 (25)       12,983
   Diluted                           1,235 (11)                    3,150 (25)       13,103

      (1) Adjustments to give pro forma effect to the Calder Race Course and Hollywood Park acquisitions and the new credit agreement as if each transaction had occurred on January 1, 1999. Historical Calder Race Course statement of earnings information is based on the unaudited financial statements for the period from January 1, 1999 through April 23, 1999. Historical Hollywood Park statement of earnings information is based on the unaudited financial statements for the period from January 1, 1999 through September 10, 1999.

      (2) Adjustments to give pro forma effect to the offering of 2,300,000 shares of Churchill Downs common stock on July 20, 1999 as if it had occurred on January 1, 1999.

      (3) Adjustments  to  give pro forma effect to the Arlington  International transaction if it had occurred on January 1, 1999. Historical Arlington International statement of operations information is based on the financial statements for the year ended December 31, 1999, during which period Arlington International was not open for live racing.

      (4) To record the estimated increase in depreciation expense for the period from January 1, 1999 to April 23, 1999 as a result of the revaluation of the acquired Calder property, plant and equipment to its estimated fair value and useful lives.

      (5) To record estimated amortization over 40 years of the excess of the Calder purchase price over the fair value of net assets acquired of $48.2 million.

      (6) To eliminate intercompany rental income and expense between Calder and Tropical.

      (7) To record the estimated incremental interest expense using an average 7.45% interest rate on borrowings of $92.0 million necessary to finance the Calder acquisition and fund deferred financing costs, including amortization expense of $125,000 related to deferred financing costs of $2.5 million over 5 years.

      (8) To record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Calder acquisition at our estimated federal and state income tax rate of 42%.

      (9) To record the reduction of interest expense due to the decrease in interest rate from 7.45% to 6.7% due to the stock offering and the reduction of the outstanding debt balances.

     (10) To record the income tax effect of the pro forma adjustments related to the stock offering at our estimated federal and state income tax rate of 42%.

     (11) To reflect the increase in weighted average shares outstanding for the shares issued in the July 20, 1999 stock offering as if it had occurred on January 1, 1999.

     (12) To eliminate the historical results of operations of Hollywood Park Casino, which will not be operated by Churchill Downs, under the terms of the transactions.

     (13) To reclassify purse expense of Hollywood Park to conform to Churchill Down's historical presentation of these items.

     (14) To record rental income and admissions revenue related to the lease by Churchill Downs of the Hollywood Park Casino to Hollywood Park, Inc., now known as Pinnacle, Inc., under the terms of the transaction for the period January 1, 1999 through September 10, 1999.

     (15) To record the estimated decrease in depreciation expense as a result of the revaluation of the acquired Hollywood Park property, plant and equipment to its estimated fair value and useful lives.

     (16) To eliminate historical depreciation expense on Hollywood Park assets not acquired by Churchill Downs in the transaction.

     (17) To record estimated incremental interest expense using an average 7.45% interest rate on borrowings of $142.0 million necessary to finance the Hollywood Park acquisition.

     (18) To record the income tax effect of the pro forma adjustments related to the acquisition of Hollywood Park at our estimated federal and state income tax rate of 42%.

     (19) To record the estimated decrease in depreciation expense as a result of the revaluation of the property, plant and equipment at Arlington International to its estimated fair value and useful lives.

     (20) To record rental expense related to the lease by Churchill Downs of certain Arlington International property from Duchossois Industries, Inc., under the terms of the transaction.

     (21) To record amortization over 20 years of trademarks recorded at their estimated fair value.

     (22) To eliminate the management fee paid to Duchossois Industries, Inc. that will not be paid to Churchill Downs

     (23) To record the increase of the interest rate of the Company's line of credit from 6.7% to 6.95% due to the pro forma effect of the purchase of Arlington International in accordance with provisions of the credit agreement.

     (24) To adjust historical Arlington International tax benefit and to record the income tax effect of the estimated decrease in depreciation expense to our estimated effective federal and state income tax rates of 42%.

     (25) To reflect the issuance of 3,150,000 shares of Churchill Downs common stock to be issued to the shareholder of Arlington International under terms of the transaction agreement as outstanding for the entire period.

        ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


B.      EXHIBITS

                 Description                        By Reference To
                 -----------                        ----------------

         (2)     Amended and  Restated Agreement    Annex  A  of  the  Proxy
                 and Plan of Merger  dated as of    Statement  for  a  Special
                 June 23, 2000, as amended as of    Meeting of Shareholders  of
                 July  14, 2000,  by  and  among    Churchill Downs Incorporated
                 Churchill  Downs  Incorporated,    dated September 8, 2000
                 Duchossois  Industries,  Inc.,
                 A.Acquisition Corp., A. Manage-
                 ment Acquisition Corp., T. Club
                 Acquisition  Corp.,  Arlington
                 International Racecourse, Inc.,
                 Arlington Management Services,
                 Inc., Turf Club of Illinois,Inc.*

         (23)    Consent of Arthur Andersen LLP     Page 19,  Report  on  Form
                                                    8-K/A  dated  September  8,
                                                    2000

         (99)(a) Press   release  issued  on        Exhibit 99 of  the  Form 8-K
                 September 10, 1999 by Churchill    Current  Report  dated
                 Downs Incorporated. *              September 8, 2000

         (99)(b) Arlington    International         Pages  F-2  through F-12 of
                 historical  combined  financial    the  Proxy  Statement for a
                 statements,  including  notes      Special   Meeting   of
                 thereto,  for  the  year  ended    Shareholders  of  Churchill
                 December 31, 1999*                 Downs  Incorporated  dated
                                                    September 8, 2000.
                 * Previously filed

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           CHURCHILL DOWNS INCORPORATED



        November 21, 2000
                                           \s\Thomas H. Meeker
                                           -------------------
                                           Thomas H. Meeker
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)


        November 21, 2000
                                           \s\Robert L. Decker
                                           -------------------
                                           Robert L. Decker
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


        November 21, 2000
                                           \s\Michael E. Miller
                                           --------------------
                                           Michael E. Miller
                                           Senior Vice President, Finance
                                           (Principal Accounting Officer)